Exhibit 24

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of J. Kevin Gao, Thomas C. Humbert, Thomas Lynch, Brian J. McGrady, Thomas C. Bogle and Corey F. Rose as the undersigned’s true and lawful attorneys-in-fact to:

1. execute for and on behalf of the undersigned, in the undersigned’s capacity as a reporting person pursuant to Section 30(h) of, and Rule 30h-1 under the Investment Company Act of 1940, as amended (“1940 Act”), and the rules thereunder, and Section 16 of the Securities Exchange Act of 1934 as amended (“Exchange Act”), and the rules thereunder of the MainStay MacKay DefinedTerm Municipal Opportunities Fund (a “Fund”), Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act; and

2. do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and stock exchange or similar authority, including without limitation, completing and filing Form ID, Uniform Application for Access Codes to file on EDGAR; and

3. take any other action of any type whatsoever in connection with the foregoing that, in the opinion of any of such attorneys-in-fact, may be of benefits to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in the discretion of any of such attorneys-in-fact.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Fund assuming, any of the undersigned’s responsibilities to comply with Section 30(h) of the 1940 Act and Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Fund, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of October, 2022.

/s/ Alain M. Karaoglan
Alain M. Karaoglan